Exhibit 99.(q)(2)

DUNDEEWEALTH FUNDS

I hereby appoint Joshua B. Deringer, Michael P. Malloy, John Leven and David Lebisky attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement or Amendment thereto of DundeeWealth Funds (Registration Nos. 333-135371/811-21913) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on September 22, 2011.

/s/ John P. Pereira
John P. Pereira